Exhibit 10.1

SECOND AMENDMENT TO LICENCE AGREEMENT

This Second Amendment to License Agreement (“SECOND AMENDMENT”) is entered into and effective this 23 day of February, 2007 (“EFFECTIVE DATE”), by and between Johnson Matthey PLC, a company organised under the laws of England and Wales whose registered office was formerly at 2-4 Cockspur Street, Trafalgar Square, London, SW1Y 5BQ, England, and is now at 40-42 Hatton Garden, London EC1N 8EE, England acting for itself and for its AFFILIATES including particularly Johnson Matthey, Inc (collectively, “LICENSOR”), and Spectrum Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, United States of America, formerly NeoTherapeutics, Inc. (“LICENSEE”), whose principal place of business is at 157 Technology Drive, Irvine, California 92618, United States of America, with reference to the following facts and on the following terms and conditions.

RECITALS

(A)	Effective August 28, 2001, LICENSOR and LICENSEE entered into the License Agreement (the “LICENSE”) pursuant to which LICENSOR granted a license for the use of technical information relating to the use of platinum complex JM216 in the treatment of tumor cells as well as for the use of the PATENT RIGHTS (as defined in the LICENSE). All defined terms in this SECOND AMENDMENT (as set forth in capital letters), not defined herein, shall have the same meaning as set forth in the LICENSE.

(B)	Effective September 30, 2002, LICENSOR and LICENSEE entered into an amendment (“FIRST AMENDMENT”) to amend and modify certain terms and conditions of the LICENSE; and

(C)	LICENSOR has requested LICENSEE to pay LICENSOR a milestone payment in cash in lieu of shares of the LICENSEE’S common stock. Therefore, the parties now wish to amend and modify the LICENSE and FIRST AMENDMENT on the terms and conditions as set forth in this SECOND AMENDMENT.

Now, therefore, for good and valuable consideration, the parties agree to enter into this SECOND AMENDMENT to amend the LICENSE and the FIRST AMENDMENT, as set forth below.

(1)	ARTICLE V

Part (i) of Paragraph 3 of Article V of the LICENSE, as amended by the FIRST AMENDMENT, shall be amended to read as follows:

(i) the First MILESTONE: US $500,000

(2)	Section (9) of the FIRST AMENDMENT titled “ISSUANCE OF LICENSEE SHARES TO LICENSOR; INVESTMENT REPRESENTATIONS; VOTING TRUST; PIGGYBACK REGISTRATION RIGHTS” shall be deleted in its entirety.

This SECOND AMENDMENT, the FIRST AMENDMENT and the LICENSE shall constitute the complete and integrated agreement of the parties with respect to the subject matter hereof and thereof. Except as provided in this SECOND AMENDMENT, the FIRST AMENDMENT and the LICENSE will remain in full force and effect and unchanged in all other respects.

This SECOND AMENDMENT may be executed in two or more counterparts, including email and/or facsimile exchange of signatures, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

The parties have caused this SECOND AMENDMENT to be executed by their respective authorized representatives as of the EFFECTIVE DATE set forth above.

SPECTRUM PHARMACEUTICALS, INC.		JOHNSON MATTHEY PLC

By:	/s/ Rajesh C. Shrotriya, M.D.	By:	/s/ Ian C. Wishart
	Chairman, CEO and President		Corporate Patents and Licensing Director